EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated March 13, 2013 (September 13, 2013 as to the retrospective presentation of discontinued operations discussed in Note 1 and Note 18, and the retrospective adoption of a change in disclosure of offsetting assets and liabilities discussed in Note 1 and Note 4), relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment of the accompanying consolidated financial statements and financial statement schedules for the Company's retrospective presentation of discontinued operations and the retrospective adoption of a change in disclosure of offsetting assets and liabilities), which appears in this Current Report on Form 8-K filed on September 13, 2013.

Form S-3 Registration Nos.
333-133694
333-133695
333-157272
333-165129
333-179822
333-183610

DELOITTE & TOUCHE LLP
Hartford, Connecticut
September 13, 2013

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